Calculation of Filing Fee Tables
S-8
Foghorn Therapeutics Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Foghorn Therapeutics Inc. 2020 Equity Incentive Plan - Common Stock, par value $0.0001 per share	Other	2,266,293	$ 4.98	$ 11,286,139.14	0.0001381	$ 1,558.62
2	Equity	Foghorn Therapeutics Inc. 2020 Employee Stock Purchase Plan - Common Stock, par value $0.0001 per share	Other	566,573	$ 4.98	$ 2,821,533.54	0.0001381	$ 389.65
Total Offering Amounts:						$ 14,107,672.68		$ 1,948.27
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,948.27
Offering Note
[1]	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers such additional shares of Common Stock as may issued to prevent dilution from stock splits, stock dividends and similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. Represents an increase to the number of shares available for issuance under the Registrants 2020 Equity Incentive Plan, effective as of January 1, 2026. Shares available for issuance under the 2020 Plan were previously registered on Form S-8 filed with the Securities and Exchange Commission on January 15, 2021 (Registration No. 333-252119), February 14, 2022 (Registration No. 333-262713), May 8, 2023 (Registration No. 333-271710), May 6, 2024 (Registration No.333-279128), and January 24, 2025 (Registration No. 333-284473). Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) based on the average of the high and low prices of the registrants Common Stock as reported on the Nasdaq Global Market on March 20, 2026, to be $5.14 and $4.82, respectively.

[2]	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers such additional shares of Common Stock as may issued to prevent dilution from stock splits, stock dividends and similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. Represents an increase to the number of shares available for issuance under the Registrants 2020 Employee Stock Purchase Plan, effective as of January 1, 2026. Shares available for issuance under the ESPP were previously registered on Form S-8 filed with the Securities and Exchange Commission on January 15, 2021 (Registration No. 333-252119), February 14, 2022 (Registration No. 333-262713), May 8, 2023 (Registration No. 333-271710), May 6, 2024 (Registration No.333-279128), and January 24, 2025 (Registration No. 333-284473). Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) based on the average of the high and low prices of the registrants Common Stock as reported on the Nasdaq Global Market on March 20, 2026, to be $5.14 and $4.82, respectively.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources